EXHIBIT 3.5

                 AMENDMENT TO RESTATED ARTICLES OF INCORPORATION


[SEAL]                    MINNESOTA SECRETARY OF STATE
                     AMENDMENT OF ARTICLES OF INCORPORATION


BEFORE COMPLETING THIS FORM, PLEASE READ INSTRUCTIONS LISTED BELOW.

CORPORATE NAME: (List the name of the company prior to any desired name change)

                              Modern Controls, Inc.
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This amendment is effective on the day it is filed with the Secretary of State, unless you indicate another date, no later than 30 days after filing with the Secretary of State. ____________________________





The following amendment(s) of articles regulating the above corporation were adopted: (Insert full text of newly amended article(s) indicating which article(s) is (are) being amended or added.) If the full text of the amendment will not fit in the space provided, attach additional numbered pages. (Total number of pages including this form _1_

                                 ARTICLE ___I___

RESOLVED, that Article I of the Company's Articles of Incorporation is amended in its entirety to read as follows:

      The name of the corporation is MOCON, Inc.








This amendment has been approved pursuant to MINNESOTA STATUTES CHAPTER 302A OR 317A. I certify that I am authorized to execute this amendment and I further certify that I understand that by signing this amendment, I am subject to the penalties of perjury as set forth in section 609.48 as if I had signed this amendment under oath.

                                     /s/ Ronald A. Meyer
                                    --------------------------------------------
                                     Ronald A. Meyer, Vice President Finance and
                                     Administration

                                          (Signature of Authorized Person)